SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2000
                                                  -----------------

                          PROFESSIONAL DETAILING, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           DELAWARE                     0-24249                 22-2919486
-----------------------------      ------------------       --------------------
 (State or other jurisdiction       (Commission File           (IRS Employer
      of incorporation)                 Number)             Identification No.)

     10 Mountainview Road,
     Upper Saddle River, NJ                                        07458
--------------------------------------                     ---------------------
(Address of principal executive office)                          (Zip Code)

                                 (201) 258-8450
               ---------------------------------------------------
               Registrant's telephone number, including area code:

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events

      The Company is filing herewith its audited consolidated financial statements for the years ended December 31, 1999 and 1998, together with the independent accountant's report with respect thereto. These financial statements will be included in the Company's Annual Report on Form 10-K.

                         INDEX TO FINANCIAL STATEMENTS

PROFESSIONAL DETAILING, INC.                                                Page
                                                                            ----

Reports of Independent Accountants                                           F-2

Consolidated Balance Sheets                                                  F-4

Consolidated Statements of Operations                                        F-5

Consolidated Statements of Cash Flows                                        F-6

Consolidated Statements of Stockholders' Equity                              F-7

Notes to Consolidated Financial Statements                                   F-8

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Professional Detailing, Inc.

In our opinion, based upon our audits and the reports of other auditors, the accompanying consolidated balance sheets and the related consolidated statements of operations and stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Professional Detailing, Inc. and its subsidiaries at December 31, 1999 and 1998 and the results of their operations and their cash flows for the three years ended December 31, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of TVG, Inc. a wholly-owned subsidiary, which statements reflect total assets of $7,450,369 at December 31, 1998 and total revenues of $18,340,216 and $20,569,036 for the years ended December 31, 1998 and 1997, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for TVG, Inc. is based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.


                                                     /s/: PricewaterhouseCoopers

January 26, 2000

Report of Independent Certified Public Accountants

Shareholders and Board of Directors
TVG, Inc.

      We have audited the accompanying balance sheets of TVG, Inc. (a Delaware corporation), as of December 31, 1998 and 1997, and the related statements of income and comprehensive income, changes in shareholders' equity, and cash flows for the years then ended. These financial statements (not presented separately herein) are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above (not presented separately herein) present fairly, in all material respects, the financial position of TVG, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


Grant Thornton LLP
Philadelphia, Pennsylvania
February 3, 1999

                          PROFESSIONAL DETAILING, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                    December 31,
                                                                          --------------------------------
                                                                              1999               1998
                                                                          -------------      -------------
                                     ASSETS
Current assets:
   Cash and cash equivalents ........................................     $  57,787,334      $  56,989,233
   Short-term investments ...........................................         1,677,317          2,422,111
   Contract payments receivable .....................................        28,940,944          8,426,029
   Unbilled costs and accrued profits on contracts in progress ......         2,257,400          3,578,341
   Deferred training ................................................           998,675          1,222,103
   Other current assets .............................................         2,438,511            771,135
   Deferred tax asset ...............................................           352,312            368,400
                                                                          -------------      -------------
Total current assets ................................................        94,452,493         73,777,352
Net property, plant & equipment .....................................         3,707,357          3,070,397
Other long-term assets ..............................................         4,800,120            542,606
                                                                          -------------      -------------
Total assets ........................................................     $ 102,959,970      $  77,390,355
                                                                          =============      =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable .................................................     $   6,033,665      $   1,311,648
   Payable to affiliate .............................................                --             56,236
   Accrued incentives ...............................................        10,361,480          7,590,954
   Accrued salaries and wages .......................................         3,870,745          2,614,878
   Unearned contract revenue ........................................        17,672,640          9,627,035
   Other accrued expenses ...........................................         3,370,620          5,528,701
                                                                          -------------      -------------
Total current liabilities ...........................................     $  41,309,150      $  26,729,452
                                                                          -------------      -------------
Long-term liabilities:
   Deferred tax liability ...........................................           575,009             32,000
   Other long-term liabilities ......................................           256,176            263,455
                                                                          -------------      -------------
Total long-term liabilities .........................................           831,185            295,455
                                                                          -------------      -------------
Total liabilities ...................................................     $  42,140,335      $  27,024,907
                                                                          -------------      -------------

Commitments and contingencies (note 15)

Stockholders' equity:
   Common stock, $.01 par value; 30,000,000 shares authorized; shares
     issued and outstanding, 1999 - 11,975,097; 1998 - 12,334,963 ...           119,751            123,350
   Preferred stock, $.01 par value, 5,000,000 shares authorized, no
     shares issued and outstanding ..................................                --                 --
Additional paid-in capital ..........................................        47,413,320         47,637,593
Retained earnings ...................................................        14,633,627          4,896,066
Accumulated other comprehensive income ..............................            92,224              5,161
Treasury stock, at cost - 388,519 shares ............................                --           (812,171)
Deferred compensation ...............................................           (11,293)           (56,557)
Loan to officer .....................................................        (1,427,994)        (1,427,994)
                                                                          -------------      -------------
Total stockholders' equity ..........................................        60,819,635         50,365,448
                                                                          -------------      -------------
Total liabilities & stockholders' equity ............................     $ 102,959,970      $  77,390,355
                                                                          =============      =============

    The accompanying notes are an integral part of these financial statements

                          PROFESSIONAL DETAILING, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                            For The Year Ended December 31,
                                                                    ----------------------------------------------
                                                                        1999             1998             1997
                                                                    ------------     ------------     ------------
Revenue, net ..................................................     $174,901,822     $119,421,353     $ 75,243,022
Program expenses (including related party amounts of
   $2,023,700, $1,753,018 and $1,564,606 for the
   periods ended December 31, 1999, 1998 and 1997,
   respectively) ..............................................      130,121,314       87,840,355       55,854,196
                                                                    ------------     ------------     ------------
Gross profit ..................................................       44,780,508       31,580,998       19,388,826
                                                                    ------------     ------------     ------------
Compensation expense ..........................................       19,611,239       15,779,396       12,020,784
Bonus to majority shareholder .................................               --               --        2,243,000
Stock grant expense ...........................................               --               --        4,470,000
Other general, selling & administrative expenses ..............        9,447,484        6,545,971        4,748,888
Acquisition and related expenses ..............................        1,246,103               --               --
                                                                    ------------     ------------     ------------
Total general, selling & administrative expenses ..............       30,304,826       22,325,367       23,482,672
                                                                    ------------     ------------     ------------
Operating income (loss) .......................................       14,475,682        9,255,631       (4,093,846)
Other income, net .............................................        3,471,418        2,273,776          376,099
                                                                    ------------     ------------     ------------
Income (loss) before provision for taxes ......................       17,947,100       11,529,407       (3,717,747)
Provision for income taxes ....................................        7,539,539        1,691,181          125,973
                                                                    ------------     ------------     ------------
Net income (loss) .............................................     $ 10,407,561     $  9,838,226     $ (3,843,720)
                                                                    ============     ============     ============

Basic net income (loss) per share .............................     $       0.87     $       0.92     $      (0.44)
                                                                    ============     ============     ============
Diluted net income (loss) per share ...........................     $       0.86     $       0.91     $      (0.44)
                                                                    ============     ============     ============
Basic weighted average number of shares outstanding ...........       11,958,196       10,684,264        8,729,608
                                                                    ============     ============     ============
Diluted weighted average number of shares outstanding .........       12,167,321       10,813,928        8,729,608
                                                                    ============     ============     ============

Pro forma data (unaudited) (see note 18):
Income (loss) before provision for taxes, as reported .........     $ 17,947,100     $ 11,529,407     $ (3,717,747)
Pro forma provision for income tax ............................        7,677,281        4,611,763               --
                                                                    ------------     ------------     ------------
Pro forma net income (loss) ...................................     $ 10,269,819     $  6,917,644     $ (3,717,747)
                                                                    ============     ============     ============

Pro forma basic net income (loss) per share ...................     $       0.86     $       0.65     $      (0.43)
                                                                    ============     ============     ============
Pro forma diluted net income (loss) per share .................     $       0.84     $       0.64     $      (0.43)
                                                                    ============     ============     ============
Pro forma basic weighted average number of shares outstanding .       11,958,196       10,684,264        8,729,608
                                                                    ============     ============     ============
Pro forma diluted weighted average number of shares outstanding       12,167,321       10,813,928        8,729,608
                                                                    ============     ============     ============

    The accompanying notes are an integral part of these financial statements

                          PROFESSIONAL DETAILING, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                For The Year Ended December 31,
                                                                       ------------------------------------------------
                                                                           1999             1998              1997
                                                                       ------------      ------------      ------------
Cash Flows From Operating Activities
Net income (loss) from operations ................................     $ 10,407,561      $  9,838,226      $ (3,843,720)
     Adjustments to reconcile net income (loss) to net cash
      provided by operating activities:
        Depreciation .............................................        1,012,139           697,123           461,429
        Deferred rent and compensation ...........................           (7,279)         (106,017)          136,739
        Loss on disposal of equipment ............................               --            87,517                --
        Non-cash compensation expense - stock grant to officer ...               --                --         4,050,000
        Non-cash compensation expense - stock options ............           45,264            45,265            42,030
        Deferred taxes, net ......................................          641,910          (336,400)          125,973
        Amortization of goodwill .................................          143,100                --                --
     Other changes in assets and liabilities, net of acquisitions:
        (Increase) decrease in contract payments receivable ......      (19,070,892)       (1,749,656)          585,232
        Decrease (increase) in unbilled costs ....................        1,320,941           110,562        (1,796,860)
        Decrease (increase) in deferred training .................          223,428          (814,848)          (77,270)
        (Increase) in other current assets .......................       (1,658,337)         (406,167)         (230,421)
        (Increase) in other long-term assets .....................         (469,070)         (542,606)               --
        Increase (decrease) in accounts payable ..................        3,978,598           477,388           (52,527)
        Increase (decrease) in accrued liabilities ...............        3,959,759         4,792,301        (1,014,332)
        Increase in unearned contract revenue ....................        7,402,597           615,180         3,837,727
        (Decrease) increase in payable to affiliate ..............          (56,236)           56,236          (138,859)
        (Decrease) increase in other current liabilities .........       (2,279,341)        2,452,815         1,513,212
        (Decrease) in other long-term liabilities ................               --          (162,561)               --
                                                                       ------------      ------------      ------------
Net cash provided by operating activities ........................        5,594,142        15,054,358         3,598,353
                                                                       ------------      ------------      ------------

Cash Flows From Investing Activities
        Sale (purchase) of short-term investments ................          831,857        (1,189,511)         (317,542)
        Purchase of property and equipment .......................       (1,442,197)       (2,195,955)         (705,191)
        Repayments of advances from affiliate ....................               --            27,161           196,025
        Cash paid for acquisition ................................       (4,100,000)               --                --
                                                                       ------------      ------------      ------------
Net cash used in investing activities ............................       (4,710,340)       (3,358,305)         (826,708)
                                                                       ------------      ------------      ------------

Cash Flows From Financing Activities
        Proceeds from issuance of note payable ...................               --                --           100,000
        Payments on note payable .................................               --           (68,365)          (92,486)
        Distributions to S corporation stockholders ..............         (670,000)       (6,200,351)               --
        Net proceeds from issuance of common stock ...............          458,448        46,430,892                --
        Tax benefit relating to employee compensation programs ...          125,851                --                --
        Purchase of treasury stock ...............................               --                --          (134,050)
        Proceeds from sale of treasury stock .....................               --                --            27,285
        Loans from stockholders ..................................               --        (1,284,633)        1,284,633
        Loan to stockholder ......................................               --        (1,427,994)               --
        Repayments of stockholders loans .........................               --            81,332           147,316
                                                                       ------------      ------------      ------------
Net cash (used in) provided by financing activities ..............          (85,701)       37,530,881         1,332,698
                                                                       ------------      ------------      ------------

Net increase in cash and cash equivalents ........................          798,101        49,226,934         4,104,343
Cash and cash equivalents - beginning ............................       56,989,233         7,762,299         3,657,956
                                                                       ------------      ------------      ------------
Cash and cash equivalents - ending ...............................     $ 57,787,334      $ 56,989,233      $  7,762,299
                                                                       ============      ============      ============
Cash paid for interest ...........................................     $      3,868      $     29,131      $     43,612
                                                                       ============      ============      ============
Cash paid for taxes ..............................................     $  7,864,175      $  1,698,815      $     56,800
                                                                       ============      ============      ============

    The accompanying notes are an integral part of these financial statements

                          PROFESSIONAL DETAILING, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY



                                                                    Common Stock              Treasury Stock      Additional
                                                                    ------------              --------------        Paid in
                                                               Shares         Amount       Shares       Amount      Capital
                                                               ------         ------       ------       ------    ----------
Balance - December 31, 1996                                  9,109,963    $    91,100      368,978  $  (766,686)  $ 1,229,127

Net (loss) for the year ended December 31, 1997
Unrealized investment holding gains, net
Comprehensive (loss)
Purchase of treasury stock                                                                  57,589     (134,050)
Sale of treasury stock                                                                     (38,048)      88,565
Repayment of stockholder loan
Stock grant                                                                                                         4,050,000
Deferred compensation - stock options                                                                                 143,852
                                                            ----------    -----------      -------  -----------   -----------
Balance - December 31, 1997                                  9,109,963         91,100      388,519     (812,171)    5,422,979
                                                            ----------    -----------      -------  -----------   -----------
Net income for the year ended December 31, 1998
Unrealized investment holding (losses), net
Comprehensive (loss)
Issuance of common stock                                     3,225,000         32,250                              46,398,642
Stockholders' distribution                                                                                         (4,184,028)
Amortization of deferred compensation expense
Loan to officer
                                                            ----------    -----------      -------  -----------   -----------
Balance - December 31, 1998                                 12,334,963        123,350      388,519     (812,171)   47,637,593
                                                            ----------    -----------      -------  -----------   -----------

Net income for the year ended December 31, 1999
Unrealized investment holding gains, net
Comprehensive income
Exercise of common stock options                                28,653            286                                 458,162
Retirement of TVG treasury shares                             (388,519)        (3,885)    (388,519)     812,171      (808,286)
Amortization of deferred compensation expense
Stockholders' distribution
Tax benefit relating to employee compensation programs                                                                125,851
                                                            ----------    -----------      -------  -----------   -----------
Balance - December 31, 1999                                 11,975,097    $   119,751           --  $        --   $47,413,320
                                                            ==========    ===========      =======  ===========   ===========

                                                                         Accumulated
                                                         Retained          Other
                                                          Earnings     Comprehensive      Deferred      Loan to
                                                         (Deficit)      Income (Loss)   Compensation    Officer           Total
                                                         ---------     --------------   ------------    -------           -----
Balance - December 31, 1996                             $   917,883    $    (6,927)     $        --   $  (167,368)   $  1,297,129

Net (loss) for the year ended December 31, 1997          (3,843,720)                                                   (3,843,720)
Unrealized investment holding gains, net                                    61,454                                         61,454
                                                                                                                     ------------
Comprehensive (loss)                                                                                                   (3,782,266)
Purchase of treasury stock                                                                                               (134,050)
Sale of treasury stock                                                                                     75,696         164,261
Repayment of stockholder loan                                                                              10,340          10,340
Stock grant                                                                                                             4,050,000
Deferred compensation - stock options                                                      (101,822)                       42,030
                                                        -----------    -----------      -----------   -----------    ------------
Balance - December 31, 1997                              (2,925,837)        54,527         (101,822)      (81,332)      1,647,444
                                                        -----------    -----------      -----------   -----------    ------------
Net income for the year ended December 31, 1998           9,838,226                                                     9,838,226
Unrealized investment holding (losses), net                                (49,366)                                       (49,366)
                                                                                                                     ------------
Comprehensive (loss)                                                                                                    9,788,860
Issuance of common stock                                                                                               46,430,892
Stockholders' distribution                               (2,016,323)                                                   (6,200,351)
Amortization of deferred compensation expense                                                45,265                        45,265
Loan to officer                                                                                        (1,346,662)     (1,346,662)
                                                        -----------    -----------      -----------   -----------    ------------
Balance - December 31, 1998                               4,896,066          5,161          (56,557)   (1,427,994)     50,365,448
                                                        -----------    -----------      -----------   -----------    ------------

Net income for the year ended December 31, 1999          10,407,561                                                    10,407,561
Unrealized investment holding gains, net                                    87,063                                         87,063
                                                                                                                     ------------
Comprehensive income                                                                                                   10,494,624
Exercise of common stock options                                                                                          458,448
Retirement of TVG treasury shares                                                                                              --
Amortization of deferred compensation expense                                                45,264                        45,264
Stockholders' distribution                                 (670,000)                                                     (670,000)
Tax benefit relating to employee compensation programs                                                                    125,851
                                                        -----------    -----------      -----------   -----------    ------------
Balance - December 31, 1999                             $14,633,627    $    92,224      $   (11,293)  $(1,427,994)   $ 60,819,635
                                                        ===========    ===========      ===========   ===========    ============

    The accompanying notes are an integral part of these financial statements

                          PROFESSIONAL DETAILING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Business and Significant Accounting Policies

Nature of Business

      Professional Detailing, Inc. ("PDI" and, together with its wholly owned subsidiaries, the "Company") is a leading and rapidly growing contract sales organization, providing customized product detailing programs and other marketing and promotion services to the United States pharmaceutical industry.

Principles of Consolidation

      The consolidated financial statements include accounts of PDI and its wholly owned subsidiaries, TVG, Inc. ("TVG") and ProtoCall, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

      The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from those estimates. Significant estimates include accrued incentives payable to employees.

Revenue Recognition

      The Company uses a variety of contract structures with its clients. Product detailing contracts generally are for a term of one year, although some contracts have a two-year term. Generally, contracts provide for a fee to be paid to the Company based on its ability to deliver a specified package of services. In the case of product detailing programs, PDI may also be entitled to additional fees based upon the success of the program and/or subject to penalties for failing to meet stated performance benchmarks. Performance benchmarks usually are a minimum number of sales representatives or minimum number of calls. PDI's contracts also usually provide that it is entitled to a fee for each sales representative hired by the client during or at the conclusion of a program.

      Most contracts may be terminated by the client for any reason on 30 to 90 days notice. Many of PDI's contracts provide for the client to pay PDI a termination fee if a contract is terminated without cause. These penalties may not act as an adequate deterrent to the termination of any contract and may not offset the revenue which PDI could have earned under the contract had it not been terminated and it may not be sufficient to reimburse PDI for the costs which it may incur as a result of its termination. Contracts may also be terminated for cause if PDI fails to meet stated performance benchmarks. The loss or termination of a large contract or of multiple contracts could adversely affect PDI's future revenue and profitability. To date, no programs have been terminated for cause.

      Revenue is earned primarily by performing services under contracts and is recognized as the services are performed and the right to receive payment for such services is assured. In the case of contracts relating to product detailing programs, revenue is recognized net of any potential penalties until the performance criteria eliminating the penalties have been achieved. Bonus and other performance incentives as well as termination payments are recognized as revenue in the period earned and when payment of the bonus, incentive or other payment is assured.

      Program expenses consist primarily of the costs associated with the execution of product detailing programs or other marketing and promotional services identified in the contract. Program expenses include all personnel costs and other costs, including facility rental fees, honoraria and travel expenses, associated with executing a product detailing or other marketing or promotional program, as well as the initial direct costs associated with staffing a product detailing program. Personnel costs, which constitute the largest portion of program expenses, include all labor related costs, such as salaries, bonuses, fringe benefits and payroll taxes for the sales representatives, managers and professional staff who are directly responsible for the rendering of services in connection with a particular program. Initial direct program costs are the costs associated with initiating a product detailing program, such as recruiting, hiring and training the sales representatives who staff a particular product detailing program. All

                          PROFESSIONAL DETAILING, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

1. Nature of Business and Significant Accounting Policies - (Continued)

personnel costs and initial direct program costs, other than training costs, are expensed as incurred. Training costs include the costs of training the sales representatives and managers on a particular product detailing program so that they are qualified to properly render the services specified in the related contract. Training costs are deferred and amortized on a straight-line basis over the shorter of (i) the life of the contract to which they relate or (ii) 12 months. Expenses that are directly reimbursable are netted for income statement purposes.

Fair Value of Financial Instruments

      The book values of cash and cash equivalents, contract payments receivable, accounts payable and other financial instruments approximate their fair values principally because of the short-term maturities of these instruments.

Unbilled Costs and Accrued Profits and Unearned Contract Revenue

      In general, contractual provisions, including predetermined payment schedules or submission of appropriate billing detail, establish the prerequisites for billings. Unbilled costs and accrued profits arise when services have been rendered and payment is assured but clients have not been billed. These amounts are classified as a current asset. Normally, in the case of product detailing contracts, the clients agree to pay PDI a portion of the fee due under a contract in advance of performance of services because of large recruiting and employee development costs associated with the beginning of a contract. The excess of amounts billed over revenue recognized represents unearned contract revenue, which is classified as a current liability.

Cash and Cash Equivalents

      Cash and cash equivalents consist of unrestricted cash accounts, highly liquid investment instruments and certificates of deposit with a maturity of three months or less at the date of purchase.

Available-for-Sale Securities

      Available-for-sale securities are valued at fair market value and are classified as short-term. For the purposes of determining gross realized gains and losses the cost of securities sold is based upon specific identification. Any unrealized holding gains or losses are recorded as a separate component of stockholders' equity as accumulated other comprehensive income.

Property, Plant and Equipment

      Property, plant and equipment are stated at cost. The estimated useful lives of asset classifications are five to ten years for furniture and fixtures and three to seven years for office equipment and computer equipment. Depreciation is computed using the straight-line method, and the cost of leasehold improvements is amortized over the shorter of the estimated service lives or the terms of the related leases. Repairs and maintenance are charged to expense as incurred. Upon disposition, the asset and related accumulated depreciation are removed from the related accounts and any gains or losses are reflected in operations.

                          PROFESSIONAL DETAILING, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

1. Nature of Business and Significant Accounting Policies - (Continued)

Stock-Based Compensation

      Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" allows companies a choice of measuring employee stock-based compensation expense based on either the fair value method of accounting or the intrinsic value approach under APB Opinion No. 25. The Company has elected to measure compensation expense based upon the intrinsic value approach under APB Opinion No. 25.

Advertising

      The Company recognizes advertising costs as incurred. The total amounts charged to advertising expense were $266,548, $239,996 and $317,514 for the years ended December 31, 1999, 1998 and 1997, respectively.

2. Initial Public Offering of Common Stock

      In May 1998, the Company completed its initial public offering (the "IPO") of 3,220,000 shares of common stock (including 420,000 shares in connection with the exercise of the underwriters' over-allotment option) at a price per share of $16.00. Net proceeds to the Company after expenses of the IPO were approximately $46.4 million. The Company made a distribution of $5.8 million to the S corporation stockholders, representing stockholders' equity of the Company as of March 31, 1998, plus the earnings of the Company from April 1, 1998 to May 18, 1998.

      In connection with the IPO, the Company has reincorporated in Delaware. To effect such reincorporation, on May 15, 1998, Professional Detailing, Inc., a New Jersey corporation (the "New Jersey Entity") merged with and into Professional Detailing, Inc., a Delaware corporation (the "Delaware Entity"). As a result of the merger, the former stockholders of the New Jersey Entity owned 7,464,562 shares of the Delaware Entity's common stock which shares constituted all of the issued and outstanding shares of common stock of the Delaware Entity prior to the IPO. In addition, outstanding options to purchase common stock of the New Jersey Entity converted into 67,181 options to purchase shares of common stock of the Delaware Entity at $1.61 per share. The conversion of shares and options related to the merger has been retroactively reflected in the Company's consolidated financial statements.

3. Acquisitions

      On May 12, 1999, PDI and TVG signed a definitive agreement pursuant to which PDI acquired 100% of the capital stock of TVG in a merger transaction. In connection with the transaction, PDI issued 1,256,882 shares of common stock in exchange for the outstanding shares of TVG. The acquisition has been accounted for as a pooling of interest and, accordingly, all periods presented in the accompanying consolidated financial statements have been restated to include the accounts and operations of TVG.

                          PROFESSIONAL DETAILING, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

3. Acquisitions - (Continued)

      The results of operations previously reported by separate enterprises and the combined amounts presented in the accompanying consolidated financial statements are summarized below.


                               Three Months          Years Ended December 31,
                                  Ended          ------------------------------
                              March 31, 1999         1998               1997
                              --------------     ------------      ------------
Revenue:
   PDI ..................      $ 36,013,617      $101,081,137      $ 54,673,986
   TVG ..................         5,730,771        18,340,216        20,569,036
                               ------------      ------------      ------------
   Combined .............      $ 41,744,388      $119,421,353      $ 75,243,022
                               ============      ============      ============

Net income (loss):
   PDI ..................      $  2,696,097      $  9,491,928      $ (4,151,883)
   TVG ..................           625,482           346,298           308,163
                               ------------      ------------      ------------
   Combined .............      $  3,321,579      $  9,838,226      $ (3,843,720)
                               ============      ============      ============

      In August 1999, the Company, through its wholly-owned subsidiary, ProtoCall, Inc. ("ProtoCall"), acquired substantially all of the operating assets of ProtoCall, LLC, a leading provider of syndicated contract sales services to the United States pharmaceutical industry. The purchase price was $4.5 million (of which $4.1 million was paid at closing) plus up to an additional $3.0 million in contingent payments payable during 2000 if ProtoCall achieves defined performance benchmarks. This acquisition was accounted for as a purchase. In connection with this transaction, the Company recorded $4.3 million in goodwill (included in other long-term assets) which is being amortized over a period of 10 years.

4. Historical and Pro Forma Basic and Diluted Net Income/Loss Per Share

      Historical and pro forma basic and diluted net income/loss per share is calculated based on the requirements of SFAS No. 128, "Earnings Per Share."

      A reconciliation of the number of shares used in the calculation of basic and diluted earnings per share for the year ended December 31, 1999 and 1998 is as follows:

                                                        Years Ended December 31,
                                                           1999          1998
                                                        -----------   ----------
      Basic weighted average number of common
        shares outstanding ...........................   11,958,196   10,684,264
      Dilutive effect of stock options ...............      209,125      129,664
                                                         ----------   ----------

      Diluted weighted average number of common shares
        outstanding ..................................   12,167,321   10,813,928
                                                         ==========   ==========

      At December 31, 1999, outstanding options to purchase 34,562 shares of common stock with an exercise price of $29.88 per share have not been included in the 1999 computation of historical and pro forma diluted net income per share because to do so would have been antidilutive.

      At December 31, 1997, outstanding options to purchase 67,181 shares of common stock with an exercise price of $1.61 per share have not been included in the 1997 computation of historical and pro forma diluted net loss per share because to do so would have been antidilutive.

                          PROFESSIONAL DETAILING, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

5. Short-Term Investments

      Short-term investments of $1,677,317 at December 31, 1999 consisted of investments classified as available for sale securities. At December 31, 1998, short-term investments of $2,422,111 included $1,422,111 of investments classified as available for sale securities. The unrealized after-tax gain/(loss) on the available for sale securities is included as a separate component of stockholders' equity as accumulated other comprehensive income.

6. Property, Plant and Equipment

      Property, plant and equipment consists of the following:

                                                             December 31,
                                                       -------------------------
                                                          1999           1998
                                                       ----------     ----------
Furniture and fixtures                                 $1,338,773     $1,191,264
Office equipment                                        1,962,306      2,007,070
Computer equipment                                      3,945,104      2,536,623
Leasehold improvements                                    891,915        519,887
                                                       ----------     ----------
     Total property, plant and equipment                8,138,098      6,254,844

Less accumulated depreciation and amortization          4,430,741      3,184,447
                                                       ----------     ----------

     Property, plant and equipment, net                $3,707,357     $3,070,397
                                                       ==========     ==========

7. Operating Leases

      The Company leases facilities, automobiles and certain equipment under agreements classified as operating leases which expire at various dates through 2004. Lease expense under these agreements for the twelve months ended December 31, 1999 was $6,465,328, of which $5,118,659 related to automobiles leased for employees for a term of one year from the date of delivery. In the fourth quarter of 1998, the Company instituted a leasing program providing most field representatives with an automobile.

      Lease expense under facilities and equipment agreements for the twelve months ended 1998 and 1997 were $1,260,509 and $780,410, respectively. The Company entered into a new facilities lease in May 1998 for a term that expires in the fourth quarter of 2004, with an option to extend for an additional five years, for the premises which house its corporate headquarters. TVG's office lease is for seven years and commenced in August 1993. The Company records lease expense on a straight line basis over the lease term.

      As of December 31, 1999, the aggregate minimum future rental payments required by operating leases with initial or remaining lease terms exceeding one year are as follows:

2000 .............................................                    $1,499,333
2001 .............................................                       972,949
2002 .............................................                       909,263
2003 .............................................                       797,632
2004 .............................................                       726,724
                                                                      ----------

Total ............................................                    $4,905,901
                                                                      ==========

                          PROFESSIONAL DETAILING, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

8. Significant Customers

      During 1999, 1998 and 1997, the Company had several significant customers for which it provided services under specific contractual arrangements. The following sets forth the revenue generated by customers who accounted for more than 10% of the Company's revenue during each of the periods presented.

                                           Years Ended December 31,
                               -----------------------------------------------
           Customers               1999              1998            1997
           ---------           -----------       -----------       -----------

           A ................  $52,359,391       $25,272,009       $12,138,999
           B ................   38,100,930        31,576,256        14,831,507
           C ................   33,780,905        32,007,807        14,998,321

      At December 31, 1999 and 1998, these customers represented 63.4% and 70.8%, respectively, of the aggregate of outstanding receivables and unbilled services. The loss of any one of the foregoing customers could have a material adverse effect on the Company's financial position, results of operations or cash flows.

9. Borrowings

      As of December 31, 1998, the Company had a $500,000 line of credit from a bank under which interest was payable monthly on the outstanding balance at a floating rate equal to 1% above the prime rate. The line of credit was collateralized by a lien on all of the assets of the Company. In addition, if the Company were to draw on such line, it would have been subject to certain restrictive financial covenants and other customary provisions found in commercial loan documentation. The commitment fee associated with the line was immaterial. This line of credit terminated in February 1999.

      The Company also had a $1,000,000 revolving credit facility that expired on May 31, 1999. The facility provided for available stand by letters of credit up to $1,000,000. Interest was at a rate approximating the prime rate and the facility required a commitment fee of 1/4% or required the Company to maintain a compensating balance of $75,000. The agreement also required the Company to maintain certain financial covenants customarily found in commercial loan documentation.

10. Related Party Transactions

      The Company purchased certain print advertising for initial recruitment of representatives through a company that is wholly-owned by family members of the Company's majority stockholder. The net amounts charged to the Company for these purchases amounted to $2,023,700, $1,753,018 and $1,564,606 for the years ended December 31, 1999, 1998 and 1997. As of December 31, 1998, the Company had amounts payable to the affiliate of $56,236. Additionally, the Company also provided administrative services to this affiliate during the first six months of 1998.

11. Income Taxes

      PDI was treated as an S corporation for Federal and state income tax purposes until its initial public offering in May 1998. TVG was treated as an S corporation in 1997, 1998 and through the time of merger with PDI in May 1999. Consequently, during the periods in which TVG and PDI were treated as S corporations, they were not subject to Federal income taxes. In addition, they were not subject to state income tax at the regular corporate rates.

                          PROFESSIONAL DETAILING, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

11. Income Taxes - (Continued)

      The provisions for income taxes for the years ended December 31, 1999, 1998 and 1997 are summarized as follows:

                                     1999           1998             1997
                                 -----------     -----------      -----------
  Current:
     Federal ...............     $ 6,027,282     $ 1,630,919      $        --
     State .................         870,343         396,662               --
                                 -----------     -----------      -----------
  Total current ............       6,897,625       2,027,581               --
  Deferred .................         641,910        (336,400)         125,973
                                 -----------     -----------      -----------
  Provision for income taxes     $ 7,539,535     $ 1,691,181      $   125,973
                                 ===========     ===========      ===========

      Effective January 1, 1997, TVG changed its tax status from a C corporation to an S corporation. Accordingly, a deferred tax asset as of December 31, 1996 of $125,973 was eliminated in 1997 through the deferred tax provision.

      A reconciliation of the difference between the Federal statutory tax rates and the Company's effective tax rate is as follows:

                                                   1999       1998       1997
                                                   ----       ----       ----
 Federal statutory rate ......................     35.0%      34.0%      34.0%
 State income tax rate, net of Federal benefit      4.1        4.0         --
 Effect of S corporation status ..............     (1.6)     (24.0)     (34.0)
 Non-deductible acquisition expenses .........      2.4         --         --
 Other .......................................      2.1        0.7       (3.4)
                                                   ----       ----       ----

 Effective tax rate ..........................     42.0%      14.7%      (3.4)%
                                                   ====       ====       ====

12. Preferred Stock

      The Company's board of directors is authorized to issue, from time to time, up to 5,000,000 shares of preferred stock in one or more series. The board is authorized to fix the rights and designation of each series, including dividend rights and rates, conversion rights, voting rights, redemption terms and prices, liquidation preferences and the number of shares of each series. As of each of December 31, 1999 and 1998, there were no issued and outstanding shares of preferred stock.

13. Loans to Stockholders/Officers

      The Company loaned $1.4 million to its President and Chief Executive Officer, Charles T. Saldarini in April 1998. The proceeds of this loan were used by Mr. Saldarini to pay income taxes relating to his receipt of shares of common stock. Such loan is for a term of three years, bears interest at a rate equal to 5.4% per annum payable quarterly in arrears and is secured by a pledge of the shares of common stock held by Mr. Saldarini. This loan was repaid by Mr. Saldarini in February 2000.

      In November 1998, the Company agreed to lend $250,000 to an executive officer of which $100,000 was funded in November 1998, and the remaining $150,000 was funded in February 1999. This amount was recorded in other long-term assets. Such loan is payable on December 31, 2008, bears interest at a rate of 5.5% per annum, payable quarterly in arrears.

                          PROFESSIONAL DETAILING, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

14. Retirement Plans

      In 1999, 1998 and 1997, the Company provided its employees with two qualified profit sharing plans with 401(k) features. Under one plan, the Company expensed contributions of $533,098, $310,248 and $172,310 for the years ended December 31, 1999, 1998 and 1997, respectively. Effective January 1, 1997, the Company committed to make mandatory contributions to this 401(k) plan. This commitment requires contributions from the Company each year equal to 100% of the amount contributed by each employee up to 2% of the employee's wages. Any additional contribution to this plan is at the discretion of the Company.

      Under the other 401(k) plan, the Company expensed contributions of $345,669, $346,419 and $410,351 for the years ended December 31, 1999, 1998 and
1997, respectively. Effective January 1, 1998, the Company matched 100% of the first $1,250 contributed by each employee, 75% of the next $1,250, 50% of the next $1,250 and 25% of the next $1,250 contributed. In addition the Company can make discretionary contributions.

      In 1995, TVG established a deferred compensation plan (the "Plan") covering full-time employees who meet certain eligibility criteria as defined in the Plan. Participants become eligible to receive distributions from the Plan equal to 25% of their net balance after receiving three annual contribution pledges. Upon retirement from the Company or death, the participant or their beneficiaries receive the remaining balance in four equal annual installments. All forfeitures and interest are credited to the Company. Compensation expense recognized in 1999, 1998 and 1997 related to the Plan was $79,113, $260,009 and $195,996, respectively. This plan was terminated upon the acquisition of TVG on May 12, 1999.

15. Commitments and Contingencies

      PDI is engaged in the business of detailing pharmaceutical products. Such activities could expose the Company to risk of liability for personal injury or death to persons using such products, although the Company does not commercially market or sell the products to end users. While the Company has not been subject to any claims or incurred any liabilities due to such claims, there can be no assurance that substantial claims or liabilities will not arise in the future. The Company seeks to reduce its potential liability through measures such as contractual indemnification provisions with clients (the scope of which may vary from client to client, and the performances of which are not secured) and insurance. The Company could, however, also be held liable for errors and omissions of its employees in connection with the services it performs that are outside the scope of any indemnity or insurance policy. The Company could be materially adversely affected if it were required to pay damages or incur defense costs in connection with a claim that is outside the scope of the indemnification agreements; if the indemnity, although applicable, is not performed in accordance with its terms; or if the Company's liability exceeds the amount of applicable insurance or indemnity.

                          PROFESSIONAL DETAILING, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

15. Commitments and Contingencies - (Continued)

      From time to time the Company is involved in litigation incidental to its business. The Company is not currently a party to any pending litigation which, if decided adversely to the Company, would have a material adverse effect on the business, financial condition, results of operations or cash flows of the Company.

16. Stock Grant

      In January 1997, the Company issued 1,119,684 shares of its common stock to its President and Chief Executive Officer. As a result, Mr. Saldarini owned 15.0% of the Company's outstanding shares of common stock at that time. The Company has treated these shares as outstanding for all periods.

      This grant of stock was in consideration of services performed on behalf of the Company. The value of the shares, as determined by Hempstead & Co. Incorporated, independent valuation experts, was $4,050,000. Such valuation was prepared utilizing standard valuation techniques used to value businesses including discounted cash flow and comparable transactions. The Company recognized $4,470,000 in compensation and related expenses in the first quarter of 1997. Such expenses include a reserve for taxes related to such grant.

17. Stock Option Plan

      In March 1998, the Board of Directors of the Company adopted its 1998 Stock Option Plan (the "1998 Plan") which reserves for issuance up to 750,000 shares of its common stock, pursuant to which officers, directors and key employees of the Company and consultants to the Company are eligible to receive incentive and/or non-qualified stock options. The 1998 Plan, which has a term of ten years from the date of its adoption, is administered by a committee designated by the Board of Directors. The selection of participants, allotment of shares, determination of price and other conditions relating to the purchase of options is determined by the committee, in its sole discretion. Incentive stock options granted under the 1998 Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the common stock on the date of the grant, except that the term of an incentive stock option granted under the 1998 Plan to a shareholder owning more than 10% of the outstanding common stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the common stock on the date of the grant. Options are exercisable either at the date of grant or in ratable installments over a period from one to three years. In January 1997, the Company adopted its 1997 Stock Option Plan (the "1997 Plan"). In March 1998, the 1997 Plan was incorporated into the 1998 Plan.

      The activity for the 1998 Plan during the years ended December 31, 1997, 1998 and 1999 is set forth in the table below:

                                                                    Exercise         Weighted
                                                   Number             price           average
                                                  of shares         per share      exercise price
                                                -------------    -------------     --------------
Options outstanding at December 31, 1996                --               --                --
Granted                                             67,181     $       1.61            $ 1.61
Exercised                                               --               --                --
Terminated                                              --               --                --
-------------------------------------------------------------------------------------------------

Options outstanding at December 31, 1997            67,181     $       1.61            $ 1.61
Granted                                            367,668            16.00             16.00
Exercised                                           (5,000)            1.61              1.61
Terminated                                          (6,331)           16.00             16.00
-------------------------------------------------------------------------------------------------

Options outstanding at December 31, 1998            423,518    $ 1.61-16.00            $13.89
Granted                                             252,712     27.00-29.88             27.58
Exercised                                           (28,653)          16.00             16.00
Terminated                                          (14,743)    16.00-29.88             18.64
-------------------------------------------------------------------------------------------------

Options outstanding at December 31, 1999            632,834    $ 1.61-29.88            $19.15
=================================================================================================

                          PROFESSIONAL DETAILING, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

17. Stock Option Plan - (Continued)

      During 1997, there were two grants of stock options to officers of the Company, one in January for 39,189 shares at an exercise price of $1.61 and one in March for 27,992 shares at an exercise price of $1.61. In connection with the grant of such options, the Company will amortize $143,852 of compensation expense over the expected vesting period. The options vest as follows: one-third became exercisable on the date of the IPO (the "Initial Exercise Date"), another third shall become exercisable on the first anniversary of the Initial Exercise Date and the final third become exercisable on the second anniversary of the Initial Exercise Date. Compensation expense of $45,264, $45,265 and $42,030 was recognized for the years ended December 31, 1999, 1998 and 1997, respectively. All other grants of stock options were at a price not less than the fair market value on the date of grant, and, therefore the Company will not recognize any compensation expense related to those options.

      The following table summarizes information about stock options outstanding at December 31, 1999:

                     Options Outstanding                       Options Exercisable
          -------------------------------------------     -----------------------------
            Exercise       Number         Remaining          Number
              price      of options      contractual       of options          Exercise
            per share    outstanding     life (years)      exercisable           price
          -----------    -----------     ------------     ------------         --------
          $      1.61       62,181          6.0               39,787           $  1.61
                16.00      320,741          8.4               97,212             16.00
                27.00       11,250          9.4                3,750             27.00
                27.19      204,100          9.8                   --             27.19
                29.88       34,562          9.6                   --             29.88
          -------------------------------------------     -----------------------------
          $1.61-29.88      632,834          8.7              140,749           $ 12.23
          ===========================================     =============================

      Had compensation cost for the Company's stock option grants been determined for awards consistent with the fair value approach of SFAS No. 123, "Accounting for Stock Based Compensation," which requires recognition of compensation cost ratably over the vesting period of the underlying instruments, the Company's pro forma net income (loss) and pro forma basic and diluted net income (loss) per share would have been adjusted to the amounts indicated below:

                                                                                Years Ended December 31,
                                                                ---------------------------------------------------
                                                                      1999              1998               1997
                                                                --------------     --------------    --------------
Pro forma net income (loss) - as reported .................     $   10,269,819     $    6,917,644    $   (3,717,747)
Pro forma net income (loss) - as adjusted .................     $    9,622,593     $    6,432,326    $   (3,768,029)
Pro forma basic income (loss) per share - as reported .....     $         0.86     $         0.65    $        (0.43)
Pro forma basic net income (loss) per share - as adjusted .     $         0.80     $         0.60    $        (0.43)
Pro forma diluted net income (loss) per share - as reported     $         0.84     $         0.64    $        (0.43)
Pro forma diluted net income (loss) per share - as adjusted     $         0.79     $         0.59    $        (0.43)

      Compensation cost for the determination of Pro forma net income (loss) - as adjusted and related per share amounts were estimated using the Black Scholes option pricing model, and the following assumptions: (i) risk free interest rate of 6.21%, 5.62% and 6.27% at December 31, 1999, 1998 and 1997, respectively;
(ii) expected life of 5 years for 1999, 1998 and 1997; (iii) expected dividends
- $0 for the years ended December 31, 1999, 1998 and 1997; and (iv) volatility - 60% for 1999 and 1998 and 0% for 1997. The weighted average fair value of options granted during 1999, 1998 and 1997 was $15.78, $9.63 and $2.56, respectively.

18. Pro Forma Information (unaudited)

Pro Forma Provision for (Benefit From) Income Tax

      The accompanying financial statements reflect a provision for income taxes on a pro forma basis as if the Company were subject to Federal and state income taxes throughout the years presented. The pro forma income tax rate of 40% is based upon the statutory rates in effect for C corporations for the periods presented, with no tax benefits assumed for the net operating losses in 1997. The pro forma adjustment for income taxes for the year ended December 31, 1999 also reflects the non-deductibility of certain acquisition related costs.

                          PROFESSIONAL DETAILING, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

19. New Accounting Pronouncements

      The Financial Accounting Standards Board released in June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. This statement addresses the accounting for derivative instruments including certain derivative instruments embedded in other contracts and for hedging activities. As the Company has not entered into transactions involving derivative instruments, the Company does not believe that the adoption of this new statement will have a material effect on the Company's financial statements.

20. Segment Information

      The Company is organized primarily on the basis of its three principal service offerings, including customized contract sales services, marketing research and consulting services and professional education and communication services. Marketing research and consulting services and professional education and communication services have been combined to form the "All other" category. The accounting policies of the segments are the same as those described in the "Nature of Business and Significant Accounting Policies" footnote. Segment data includes a charge allocating all corporate headquarters costs to each of the operating segments. The Company evaluates the performance of its segments and allocates resources to them based on earnings before interest and taxes (EBIT). The Company does not utilize information about assets for its operating segments and, accordingly, no asset information is presented in the table below.

                                                                        For the Years
                                                                      Ended December 31,
                                                      ---------------------------------------------------
                                                           1999               1998              1997
                                                      -------------      -------------      -------------
Revenues
   Contract sales services ......................     $ 151,622,755      $ 101,081,137      $  54,673,986
   All other ....................................        23,279,067         18,340,216         20,569,036
                                                      -------------      -------------      -------------
      Total .....................................     $ 174,901,822      $ 119,421,353      $  75,243,022
                                                      =============      =============      =============

EBIT
   Contract sales services ......................     $  13,643,274      $   9,372,711      $  (1,843,434)
   All other ....................................         2,078,511           (117,080)        (2,250,412)
                                                      -------------      -------------      -------------
      Total .....................................     $  15,721,785      $   9,255,631      $  (4,093,846)
                                                      =============      =============      =============

Reconciliation of EBIT to income before provision
       for income taxes
   Total EBIT for operating groups ..............     $  15,721,785      $   9,255,631      $  (4,093,846)
   Acquisition costs ............................        (1,246,103)                --                 --
   Interest income ..............................         3,471,418          2,273,776            376,099
                                                      -------------      -------------      -------------
Income before provision for income taxes ........     $  17,947,100      $  11,529,407      $  (3,717,747)
                                                      =============      =============      =============

Capital expenditures
   Contract sales services ......................     $   1,292,704      $   2,044,587      $     290,167
   All other ....................................           149,493            151,368            415,024
                                                      -------------      -------------      -------------
      Total .....................................     $   1,442,197      $   2,195,955      $     705,191
                                                      =============      =============      =============

Depreciation expense
   Contract sales services ......................     $     612,799      $     338,164      $     137,852
   All other ....................................           399,340            358,959            323,577
                                                      -------------      -------------      -------------
      Total .....................................     $   1,012,139      $     697,123      $     461,429
                                                      =============      =============      =============

                          PROFESSIONAL DETAILING, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

Note 21. Subsequent Events

      On January 26, 2000, the Company completed a public offering of 2,800,000 shares of common stock at a public offering price per share of $28.00, yielding net proceeds per share after deducting underwriting discounts of $26.35 (before deducting expenses of the offering). Of the shares offered, 1,399,312 shares were sold by the Company and 1,400,688 shares were sold by certain selling shareholders. In addition, in connection with the exercise of the underwriters' over-allotment option, an additional 420,000 shares were sold to the underwriters on February 1, 2000 on the same terms and conditions (210,000 shares were sold by the Company and 210,000 shares were sold by a selling shareholder). Net proceeds to the Company after expenses of the offering were approximately $41.7 million.

      In February 2000, the Company signed a three year agreement with iPhysicianNet Inc. ("iPhysicianNet"). In connection with this agreement, the Company has also made an investment of $2.5 million in preferred stock of iPhysicianNet. Under this agreement PDI was appointed as the exclusive CSO in the United States to be affiliated with the iPhysicianNet network, allowing PDI to offer e-detailing capabilities to its existing and potential clients.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PROFESSIONAL DETAILING, INC.

                                          By: /s/ Charles T. Saldarini
                                              ----------------------------------
                                              Charles T. Saldarini
                                                Chief Executive Officer

Date: February 14, 2000